Exhibit 99.1 NEWS RELEASE Contact: Mendy Marsh, CFO Phone number: (210) 308-8267 Contact: Jim Fanucchi, Summit IR Group, Inc. Phone number: (408) 404-5400 Email: ir1@globalscape.com

GLOBALSCAPE® INCLUDED IN RUSSELL MICROCAP INDEX

Anticipates Increased Investor Community Interest

SAN ANTONIO, Texas-June 28, 2010-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, announced today that it has joined the Russell Microcap® Index. The company became a member of the Russell Investments family of U.S. indexes upon their official reconstitution, made effective as of the market open today.

Membership in the Russell Microcap Index, which remains in place for one year, means automatic inclusion in the appropriate growth and value style indexes. Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes.

"Inclusion in the Russell Index could benefit our shareholders by increasing the visibility and awareness of GlobalSCAPE with institutional investors and the broader investment community," said Jim Morris, GlobalSCAPE president and CEO. "We also may see a longer-term increase in typical trading volume when investment funds that track the index add GlobalSCAPE shares to their portfolios."

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies. An industry-leading $3.9 trillion in assets currently are benchmarked to them.

Annual reconstitution of Russell Indexes captures the 4,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization to create the Russell 3000 Index and Russell Microcap. These investment tools originated from Russell's multi-manager investment business in the early 1980s when the company saw the need for a more objective, market-driven set of benchmarks in order to evaluate outside investment managers.

GlobalSCAPE develops and distributes software and hosted solutions, including services, for business customers to securely exchange information over the Internet and within their networks. The company's products are used worldwide across a wide range of industries, including government organizations, and in some of the largest corporations in the world, including 95 of the Fortune 100. GlobalSCAPE solutions facilitate delivery of critical information such as financial data, medical records, customer files and similar data documents while supporting information protection approaches to meet privacy, security, and compliance requirements.

About Russell:

Russell Investments provides strategic advice, world-class implementation, state-of-the-art performance benchmarks and a range of institutional-quality investment products. Russell has $179 billion in assets under management as of March 31 2010, and serves individual, institutional and advisor clients in more than 40 countries. Founded in 1936, Russell is a subsidiary of The Northwestern Mutual Life Insurance Company.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a leading provider of secure information exchange solutions. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit www.globalscape.com, Blog, or Twitter.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2009 calendar year, filed with the Securities and Exchange Commission on March 30, 2010.